As filed with the Securities and Exchange Commission on November 20, 1997.

                         Registration No. 333-_____



                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                           ___________________

                               FORM S-8
                        REGISTRATION STATEMENT
                                UNDER
                       THE SECURITIES ACT OF 1933
                           ___________________

                  Pacific Sunwear of California, Inc.
        (Exact name of registrant as specified in its charter)
                           ___________________

 California                                             95-3759463
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                          Identification No.)

                                5037 East Hunter Avenue
                               Anaheim, California 92807
                                    (714) 693-8066

                       (Address of principal executive offices)

       PACIFIC SUNWEAR OF CALIFORNIA, INC. EMPLOYEE STOCK PURCHASE PLAN
                               (Full title of the plan)

                        Greg H. Weaver, Chief Executive Officer
                          Pacific Sunwear of California, Inc.
                               5037 East Hunter Avenue
                              Anaheim, California 92807

                       (Name and address of agent for service)
           Telephone number, including area code, of agent for service:
                               (714) 693-8066
                             ___________________


                     CALCULATION  OF REGISTRATION  FEE


                                       Proposed             Proposed
                                       maximum              maximum
Title of                 Amount        offering             aggregate       Amount of
securities               to be         price                offering        registration
to be registered         registered    per unit             price           fee


Common Stock, par        120,000<1>    $30.3125<2>          $3,637,500<2>   $1,074<2>
value $0.01 per share    shares

_______________

<F1>      This Registration Statement covers, in addition to the
          number of shares of Common Stock stated above, options and other rights to purchase or acquire the shares of Common Stock covered by the Prospectus and, pursuant to Rule 416(c) under the Securities Act of 1933, an indeterminate number of shares which by reason of certain events specified in the Plan may become subject to the Plan.

<F2>      Pursuant to Rule 457(h), the maximum offering price, per
          share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on November 14, 1997 as reported on the Nasdaq National Market System.

          The Exhibit Index for this Registration Statement is at page S-3.


                                          PART I

                                  INFORMATION REQUIRED IN THE
                                   SECTION 10(a) PROSPECTUS


           The documents containing the information specified in
Part I of Form S-8 (plan information and registrant information) will be sent or given to optionees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act.

                                PART II

                       INFORMATION REQUIRED IN THE
                          REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents of Pacific Sunwear of California, Inc. (the "Company") filed with the Commission are incorporated herein by reference:

           (a) The Company's Annual Report on Form 10-K for the Company's fiscal year ended February 2, 1997;

           (b) The Company's Quarterly Reports on Forms 10-Q for the Company's quarterly periods ended August 3, 1997 and May 4, 1997;

           (c) The Company's Current Reports on Forms 8-K dated September 4, 1997 and June 18, 1997; and

           (d) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A, filed with the Commission on February 24, 1993.

           All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into the prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES

          The Common Stock is registered pursuant to Section 12 of the Exchange Act. Therefore, the description of the securities is omitted.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          The Company's Articles of Incorporation provide that the liability of the Company's directors for monetary damages shall be eliminated to the fullest extent permitted under California law. The Company's Bylaws include a provision that eliminates, to the fullest extent permitted by California law, the personal liability of its directors and officers for monetary damages in any legal proceeding based on their action or inaction as a director or officer, subject to certain limitations for actions initiated by the director or officer, settlements not approved by the Company, losses covered by the directors' and officers' liability insurance policy maintained by the Company, and judgments for an accounting of profits pursuant to Section 16(b) of the Exchange Act and similar laws.

          The General Corporations Law of California (the "Corporations Law") (i) eliminates the liability of directors and officers for monetary damages in an action brought by a shareholder in the right of the Company (referred to herein as a "derivative action") or by the Company for breach of duty to the Company and its shareholders and (ii) authorizes the Company to indemnify directors and officers for monetary damages for all acts or omissions committed by them in their respective capacities. Both the Corporations Law and the Bylaws of the Company, however, prohibit indemnification for (a) acts or omissions that involve intentional misconduct or knowing and culpable violation of law,
(b) acts or omissions that a director or officer believes to be contrary to the best interests of the Company or its shareholders or that involve the absence of good faith on the part of a director or officer seeking indemnification, (c) any transaction from which a director or officer derives an improper personal benefit, (d) acts or omissions that show a reckless disregard for the director's or officer's duty to the Company or its shareholders in circumstances in which such person was aware, or should have been aware, in the ordinary course of performing his or her other duties, of a risk of serious injury to the Company or its shareholders, (e) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's or officer's duty to the Company or its shareholders and
(f) liabilities arising under Section 310 (contracts in which a director has material financial interest) and 316 (certain unlawful dividends, distributions, loans, and guarantees) of the Corporations Law. In addition, the Company may not indemnify directors and officers in circumstances in which indemnification is expressly prohibited by Section 317 of the Corporations Law.

          The Company has entered into indemnification agreements with its directors and executive officers that require the Company to indemnify such directors and officers to the fullest extent permitted by applicable provisions of the Corporations Law, provided that any settlement of a third party action against a director or officer is approved by the Company, and subject to limitations for actions initiated by the director or officer, penalties paid by insurance, and violations of Section 16(b) of the Exchange Act and similar laws.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Not applicable.


ITEM 8.   EXHIBITS

          See the attached Exhibit Index on page S-3.

ITEM 9.   UNDERTAKINGS

          (a)      The undersigned registrant hereby undertakes:

                   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                        (i)  To include any prospectus
                    required by Section 10(a)(3) of the Securities Act;

                       (ii)  To reflect in the prospectus any
                    facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                       (iii)  To include any material
                    information with respect to the plan of
                    distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                    Provided, however, that paragraphs (a)(1)(i) and
         (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant with or furnished to the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

                   (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

             Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anaheim, State of California, on November 19, 1997.


                                   By:__/s/ Greg H. Weaver___________
                                      Greg H. Weaver, President and
                                      Chief Executive Officer


                           POWER OF ATTORNEY

          Each person whose signature appears below constitutes and appoints Greg H. Weaver and Carl W. Womack, or either of them, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or either of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                  Title                             Date

/s/ Greg H. Weaver         President, Chief Executive        November 19, 1997
Greg H. Weaver             Officer and Director


/s/ Carl W. Womack         Senior Vice President,            November 19, 1997
Carl W. Womack             Chief Financial Officer and
                           Secretary (Principal Financial
                           and Accounting Officer)


/s/ Julius Jensen III      Director                          November 19, 1997
Julius Jensen III


/s/ Pearson Cummin III     Director                          November 19, 1997
Pearson Cummin III


/s/ Peter L. Harris        Director                          November 19, 1997
Peter L. Harris


/s/ James B. McCurry       Director                          November 19, 1997
James B. McCurry


/s/ Sally Frame Kasaks     Director                          November 19, 1997
Sally Frame Kasaks

                                      EXHIBIT INDEX


Exhibit
Number                             Description



4.1               Pacific Sunwear of California, Inc. Employee
                  Stock Purchase Plan.

4.2               Form of Pacific Sunwear of California, Inc.
                  Employee Stock Purchase Plan Subscription
                  Agreement.

5. Opinion of O'Melveny & Myers LLP (opinion re legality).

23.1 Consent of Deloitte & Touche LLP (consent of independent auditors).

23.2              Consent of Counsel (included in Exhibit 5).


24.               Power of Attorney (included in this
                  Registration Statement under "Signatures").